UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2022

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On June 7, 2022, Karyopharm Therapeutics Inc. (the “Company”) received written notice from Biogen MA Inc. (“Biogen”) that Biogen has elected to terminate the Asset Purchase Agreement entered into between the Company and Biogen dated January 24, 2018, as amended (the “Agreement”).

Pursuant to the Agreement, the Company sold to Biogen rights to the Company’s oral Selective Inhibitor of Nuclear Export compound KPT-350 and certain related assets. Biogen was developing KPT-350 for use in amyotrophic lateral sclerosis, or ALS. Under the terms of the Agreement, the Company received an upfront payment of $10.0 million in 2018, and was eligible to receive additional payments of up to $207.0 million based on the achievement by Biogen of future specified development and commercial milestones. The Company was also eligible to receive tiered royalty payments that reach low double-digits based on future net sales until the later of the tenth anniversary of the first commercial sale of the applicable product and the expiration of specified patent protection for the applicable product, determined on a country-by-country basis.

As a result of the termination, the Company is not entitled to receive any milestone payments or royalties under the Agreement, although the Company has specified rights relating to the purchased assets upon the termination of the Agreement, which the Company is evaluating.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, as amended, which was filed collectively with the Securities and Exchange Commission as (i) Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on May 10, 2018 and (ii) Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on November 3, 2021, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: June 15, 2022	By:	/s/ Michael Mano
Michael Mano
Senior Vice President, General Counsel and Secretary